FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports First Quarter 2022 Results, Increases Full Year Revenue Outlook

ATLANTA – May 6, 2022 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the first quarter ended April 3, 2022.

Q1 2022 Highlights:

•Net sales totaled $288 million, up 14% year-over-year.
•GAAP SG&A expenses at 27% of net sales, down from 31% in Q1 2021.
•GAAP operating income up 62% year-over-year; adjusted operating income up 54% year-over-year.
•GAAP earnings per share of $0.22, up 83% year-over-year; adjusted earnings per share of $0.28, up 65% year-over-year.
•Orders increased 15% year-over-year.

"We delivered strong first quarter results, with revenue growth of 14%, driven by increasing demand across our portfolio of carbon neutral and carbon negative flooring products. Orders in the first quarter increased 15% year-over-year, marking our fourth consecutive quarter of double-digit orders growth. Our team's strong execution, including pricing and productivity gains, helped mitigate supply chain and inflationary headwinds during the quarter," said Dan Hendrix, Chairman of Interface.

"Our position as an industry leader in design, sustainability, and innovation continues to drive demand and market share gains across our diverse end markets - particularly in a rapidly recovering office sector. As we move forward, we remain committed to advancing our growth and diversification strategies and are well-positioned to meet the growing demand for low carbon footprint flooring solutions," Hendrix added.

"We have proactively increased efficiency across our business and we continue to implement cost control measures that, when paired with strong order momentum, provide a strong foundation for growth for the remainder of the year and beyond," added Bruce Hausmann, CFO of Interface.

"Finally, we are thrilled to welcome Laurel Hurd as our new Chief Executive Officer. Laurel joined us on April 18, 2022 and she will help drive Interface through the next chapters of our journey," concluded Hendrix.

First Quarter 2022 Financial Summary

Sales: First quarter net sales were $288.0 million, up 13.7% versus $253.3 million in the prior year period with growth across all product categories.

Gross profit margin was 37.1% in the first quarter, a decrease of 84 basis points from the prior year period. Adjusted gross profit margin was 37.9%, a decrease of 55 basis points from adjusted gross margin for the prior year period due primarily to higher freight and raw material costs.

First quarter SG&A expenses were $78.5 million, or 27.3% of net sales, compared to $79.3 million, or 31.3% of net sales in first quarter last year. Adjusted SG&A expenses were $78.6 million, or 27.3% of net sales in first quarter 2022, compared to $77.5 million, or 30.6% of net sales, in the first quarter last year.

Operating Income: First quarter operating income was $27.4 million, compared to operating income of $16.9 million in the prior year period. First quarter 2022 adjusted operating income ("AOI") was $30.6 million versus AOI of $19.9 million in first quarter of 2021.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $13.3 million in the first quarter of 2022, or $0.22 per diluted share, compared to first quarter 2021 GAAP net income of $6.9 million, or $0.12 per diluted share. First quarter 2022 adjusted net income was $16.8 million, or $0.28 per diluted share, versus first quarter 2021 adjusted net income of $10.0 million, or $0.17 per diluted share.

Adjusted EBITDA: In the first quarter of 2022, adjusted EBITDA was $42.9 million. This compares with adjusted EBITDA of $31.5 million in the first quarter of 2021.
Cash and Debt: The Company had cash on hand of $76.1 million and total debt of $521.7 million at the end of the first quarter 2022, compared to $97.3 million of cash and $518.1 million of total debt at the end of fiscal year 2021.

First Quarter Segment Results
AMS Results:
•Q1 2022 net sales of $156.5 million, up 23.3% versus $127.0 million in the prior year period primarily due to the continued recovery of the commercial market.
•Q1 2022 orders were up 11.4% compared to the prior year period.
•Q1 2022 operating income was $21.3 million compared to $11.6 million in the prior year period.
•Q1 2022 AOI was $21.1 million versus AOI of $11.9 million in the prior year period.

EAAA Results:
•Q1 2022 net sales of $131.5 million, up 4.1% versus $126.3 million in the prior year period.
•Currency fluctuations negatively impacted Q1 2022 net sales by approximately $7.9 million as compared to Q1 2021 sales due to weakening of the Euro, British pound sterling and Australian dollar against the U.S. dollar.
•Q1 2022 orders were up 19.7% compared to the prior year period and 26.3% on a currency neutral basis.
•Q1 2022 operating income of $6.2 million compared to $5.2 million in the prior year period.
•Q1 2022 AOI was $9.5 million versus AOI of $8.0 million in the prior year period.

Outlook

There continues to be a significant level of disruption in the global supply chain and general macro-economic uncertainty. As the Company continues to monitor this situation, it is anticipating:

For the second quarter of 2022:
•Net sales of $350 million to $360 million.
•Adjusted gross profit margin of approximately 33% to 34%.
•Adjusted SG&A expenses of approximately $85 million.
•Adjusted Interest & Other expenses of approximately $8 million.
•An adjusted effective tax rate of approximately 29%.
•Fully diluted weighted average share count at the end of the second quarter of approximately 59.4 million shares.

For the full fiscal year 2022:
•Year-over-year net sales growth of approximately 10% to 12%.
•Adjusted gross profit margin of 35% to 36%.
•Adjusted SG&A expenses that are approximately 25% to 26% of net sales.
•Adjusted Interest & Other expenses of approximately $31 million.
•An adjusted effective tax rate of approximately 27%.
•Capital expenditures of approximately $30 million.

Fully diluted share count at the end of the first quarter of 2022 was 59.2 million shares.

Webcast and Conference Call Information

Interface will host a conference call on May 6, 2022, at 8:00 a.m. Eastern Time, to discuss its first quarter 2022 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/380489374, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, organic sales and organic sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, restructuring charges, asset impairment, severance and other charges. Adjusted EPS and adjusted net income also exclude the discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude asset impairment, severance, and other charges. Organic sales and organic sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, stock compensation amortization, restructuring charges, asset impairment, severance and other charges, nora purchase accounting amortization, the Thailand plant closure inventory write-down, and the loss associated with a warehouse fire. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc. is a global flooring company specializing in carbon neutral carpet tile and resilient flooring, including luxury vinyl tile (LVT) and nora® rubber flooring. We help our customers create high-performance interior spaces that support well-being, productivity, and creativity, as well as the sustainability of the planet. Our mission, Climate Take Back™, invites you to join us as we commit to operating in a way that is restorative to the planet and creates a climate fit for life.

Learn more about Interface at interface.com and blog.interface.com, our nora brand at nora.com, our FLOR® brand at FLOR.com, and our Carbon Neutral Floors™ program at interface.com/carbonneutral. Learn more about our carbon negative products at interface.com/carbonnegative.

Follow us on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2022 second quarter and full year 2022 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2022: “The COVID-19 pandemic could have a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets”; "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market"; "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closing or other adverse government regulations"; "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition"; "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt"; “Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness”; “We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness"; "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely"; "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations"; "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics or other unexpected events"; "Disruptions to or failures of our information technology systems could adversely affect our business"; and “We face risks associated with litigation and claims". The conflict between Russia and Ukraine also could adversely affect our business, results of operations and financial position. You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	4/3/2022	4/4/2021

Net Sales	$288,002	$253,260
Cost of Sales	181,203	157,222
Gross Profit	106,799	96,038
Selling, General & Administrative Expenses	78,492	79,302
Restructuring Charges	887	(130)
Operating Income	27,420	16,866
Interest Expense	6,850	7,256
Other Expense	170	715
Income Before Taxes	20,400	8,895
Income Tax Expense	7,107	1,957
Net Income	$13,293	$6,938

Earnings Per Share – Basic	$0.22	$0.12

Earnings Per Share – Diluted	$0.22	$0.12

Common Shares Outstanding – Basic	59,248	58,730
Common Shares Outstanding – Diluted	59,248	58,730

Consolidated Condensed Balance Sheets
(In thousands)	4/3/2022	1/2/2022
Assets
Cash	$76,088	$97,252
Accounts Receivable	144,994	171,676
Inventory	319,367	265,092
Other Current Assets	43,330	38,320
Total Current Assets	583,779	572,340
Property, Plant & Equipment	320,778	329,801
Operating Lease Right-of Use Asset	85,323	90,561
Goodwill and Intangible Assets	212,437	223,204
Other Assets	107,468	114,151
Total Assets	$1,309,785	$1,330,057

Liabilities
Accounts Payable	$86,975	$85,924
Accrued Liabilities	130,047	146,298
Current Portion of Operating Lease Liabilities	13,906	14,588
Current Portion of Long-Term Debt	14,939	15,002
Total Current Liabilities	245,867	261,812
Long-Term Debt	506,803	503,056
Operating Lease Liabilities	73,454	77,905
Other Long-Term Liabilities	116,781	123,886
Total Liabilities	942,905	966,659
Shareholders’ Equity	366,880	363,398
Total Liabilities and Shareholders’ Equity	$1,309,785	$1,330,057

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In thousands)	4/3/2022	4/4/2021
OPERATING ACTIVITIES
Net Income	$13,293	$6,938
Adjustments to Reconcile Net Income to Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	10,670	11,934
Stock Compensation Amortization	2,182	924
Amortization of Acquired Intangible Assets	1,342	1,421
Deferred Income Taxes and Other Non-Cash Items	4,196	230
Change in Working Capital
Accounts Receivable	26,135	9,794
Inventories	(56,464)	(19,046)
Prepaid Expenses and Other Current Assets	(5,252)	(15,852)
Accounts Payable and Accrued Expenses	(13,798)	28,512
Cash (Used In) Provided by Operating Activities	(17,696)	24,855
INVESTING ACTIVITIES
Capital Expenditures	(4,781)	(5,214)
Cash Used in Investing Activities	(4,781)	(5,214)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(44,729)	(30,239)
Borrowing of Long-term Debt	48,500	18,000
Tax Withholding Payments for Share-Based Compensation	(398)	(179)
Debt Issuance Costs	—	(36)
Finance Lease Payments	(479)	(527)
Cash Provided by (Used in) Financing Activities	2,894	(12,981)
Net Cash (Used in) Provided by Operating, Investing and Financing Activities	(19,583)	6,660
Effect of Exchange Rate Changes on Cash	(1,581)	(2,790)
CASH AND CASH EQUIVALENTS
Net Change During the Period	(21,164)	3,870
Balance at Beginning of Period	97,252	103,053
Balance at End of Period	$76,088	$106,923

Segment Results

	Three Months Ended
(in thousands)	4/3/2022	4/4/2021
Net Sales
AMS	$156,509	$126,967
EAAA	131,493	126,293
Consolidated Net Sales	$288,002	$253,260

Segment AOI
AMS	$21,138	$11,913
EAAA	9,504	8,011
Consolidated AOI	$30,642	$19,924

* Note: Segment AOI includes allocation of corporate SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	First Quarter 2022			First Quarter 2021
Net Sales as Reported (GAAP)	$288.0			$253.3
Impact of Changes in Currency	7.9			—
Organic Sales *	$295.9			$253.3

	First Quarter 2022							First Quarter 2021
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$106.8	$78.5	$27.4			$13.3	$0.22	$96.0	$79.3	$16.9			$6.9	$0.12
Non-GAAP Adjustments
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	1.0	0.02	1.4	—	1.4	1.4	(0.4)	1.0	0.02
Thailand Plant Closure Inventory Write-down	1.1	—	1.1	1.1	—	1.1	0.02	—	—	—	—	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	—	0.1	0.8	0.8	0.0	0.8	0.01	—	(1.8)	1.6	1.5	(0.3)	1.2	0.02
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.9	(0.2)	0.7	0.01	—	—	—	1.1	(0.3)	0.8	0.01
Adjustments Subtotal *	2.5	0.1	3.2	4.1	(0.6)	3.5	0.06	1.4	(1.8)	3.1	4.0	(1.0)	3.0	0.05
Adjusted (non-GAAP) *	$109.3	$78.6	$30.6			$16.8	$0.28	$97.5	$77.5	$19.9			$10.0	$0.17

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Operating Income to Adjusted Operating Income ("AOI")
(In millions)

	First Quarter 2022			First Quarter 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$21.3	$6.2	$27.4	$11.6	$5.2	$16.9
Non-GAAP Adjustments
Purchase Accounting Amortization	—	1.3	1.3	—	1.4	1.4
Thailand Plant Closure Inventory Write-down	—	1.1	1.1	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	(0.1)	0.9	0.8	0.3	1.4	1.6
Adjustments Subtotal *	(0.1)	3.3	3.2	0.3	2.8	3.1
AOI *	$21.1	$9.5	$30.6	$11.9	$8.0	$19.9

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Quarter 2022	First Quarter 2021	Last Twelve Months (LTM) Ended 4/3/2022	Fiscal Year 2021
Net Income as Reported (GAAP)	$13.3	$6.9	$61.6	$55.2
Income Tax Expense	7.1	2.0	22.5	17.4
Interest Expense (including debt issuance cost amortization)	6.9	7.3	29.3	29.7
Depreciation and Amortization (excluding debt issuance cost amortization)	10.2	11.4	43.1	44.3
Stock Compensation Amortization	2.2	0.9	6.7	5.5
Purchase Accounting Amortization	1.3	1.4	5.6	5.6
Thailand Plant Closure Inventory Write-down	1.1	—	1.1	—
Restructuring, Asset Impairment, Severance and Other Charges	0.8	1.5	11.1	11.8
Warehouse Fire Loss	—	—	(0.2)	(0.2)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$42.9	$31.5	$180.9	$169.4

	As of 4/3/22
Total Debt	$521.7
Total Cash on Hand	(76.1)
Total Debt, Net of Cash on Hand (Net Debt)	$445.7

	4/3/2022
Total Debt / LTM Net Income	8.5x
Net Debt / LTM AEBITDA	2.5x

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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